UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2013

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 1, 2013, Centene Corporation (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Morgan Stanley & Co. LLC (the “Sales Agent”) pursuant to which the Sales Agent will act, as the Company's sales agent with respect to the offer and sale from time to time of shares of the Company's common stock having an aggregate gross sale price of up to $15,300,000 (the “Shares”) related to funding the escrow account for its acquisition of AcariaHealth. These sales, if any, will be made pursuant to the terms of the Sales Agreement and may be made by means of ordinary brokers' transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, in block transactions, or as otherwise agreed upon by us and the sales agent. The Sales Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the Sales Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
We are filing this Current Report on Form 8-K to add certain exhibits to the Registration Statement on Form S-3 (File No. 333-187652) of the Company, including the Sales Agreement and an opinion of the Company's counsel regarding the validity of the Shares.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 2, 2013	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Sales Agreement, dated April 1, 2013, by and between the Company and Morgan Stanley & Co. LLC
5.1	Opinion of Bryan Cave LLP, counsel to the registrant
23.1	Consent of Bryan Cave LLP (Included in Exhibit 5.1 to this Current Report on Form 8-K)